UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On March 3, 2010, Liberty Media Corporation (“Liberty”) issued a press release announcing the expiration of its partial tender offer to purchase up to 34,200,000 shares of the common stock (NYSE: LYV) of Live Nation Entertainment, Inc. (“Live Nation”), together with the associated stock purchase rights, at a cash purchase price of $12.00 per share.  As of the expiration of the tender offer, shareholders of Live Nation had tendered approximately 310,926 shares of common stock of Live Nation.  Upon the acquisition of those shares validly tendered and not withdrawn, Liberty will increase its beneficial ownership of shares of Live Nation common stock from 14.3% to 14.5%.  Liberty’s investment in Live Nation is attributed to Liberty’s Capital group.

On March 3, 2010, Liberty Media Corporation issued a press release announcing that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the 2010 Credit Suisse Global Media and Communications Convergence Conference, on Wednesday, March 10th at 8:00 a.m., Eastern Time at the Breakers Hotel in Palm Beach, Florida.

This Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated March 3, 2010 – Tender Offer Expiration
99.2	Press Release dated March 3, 2010 – CEO Speaking at Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated March 3, 2010 – Tender Offer Expiration
99.2	Press Release dated March 3, 2010 – CEO Speaking at Conference